SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 7, 1995


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
- --------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


         65 Locust Avenue, New Canaan, Connecticut 06840
        (Address of principal executive offices) (zip code)

                         (203) 972-1471
       (Registrant's telephone number, including area code)

Item 5.  Other Events

     On April 7, 1995, Smith Corona Corporation (the "Company") entered into an Amended and Restated Revolving Credit Agreement with Chemical Bank, as Agent, and the Lenders parties thereto (the "Credit Agreement"). The Credit Agreement provides for extensions of revolving credit loans and letters of credit in an initial aggregate principal amount not to exceed $30,000,000 (up through March 30, 1996); the aggregate principal amount of such lending commitment reduces to an amount not in excess of $25,000,000 from March 31, 1996 through the July 1, 1996 termination date. The Credit Agreement is secured by the grant to the Agent for the ratable benefit of the Lenders of a security interest in the principal domestic assets of the Company. On April 10, 1995, the Company issued a press release (the "News Release") announcing the Credit Agreement and an estimated third quarter loss.

     A copy of the News Release and the Credit Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

                     INDEX TO EXHIBITS


Exhibit No.                                  Description
- -----------                                  -----------

  99.1                                       News Release
  99.2                                       Credit Agreement

                       SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: April 26, 1995                SMITH CORONA CORPORATION



                                    By: /S/ John A. Piontkowski
                                        John A. Piontkowski
                                        Vice President - Finance
                                        & Controller